EXHIBIT 10.5


                             CHARMING SHOPPES, INC.

                           RESTRICTED STOCK AGREEMENT


         Agreement (the "Agreement"), dated as of June 2, 2005 (the "Grant Date") between CHARMING SHOPPES, INC. (the "Company") and Steven A. Lightman ("Participant")

1.       Grant of Restricted Stock; Consideration; Participant Acknowledgments.

         The Company hereby confirms the grant on the Grant Date of 45,000 shares of Restricted Stock to the Participant. The Restricted Stock is subject to the terms and conditions of this Agreement. Participant shall be required to pay no cash consideration for the grant of the Restricted Stock, but performance of services prior to the expiration of applicable restrictions relating to the Restricted Stock and otherwise during his employment, and his agreement to abide by the terms set forth in this Agreement, and any Rules and Regulations established by the Committee (as defined in Section 3 hereof) for administration of this Agreement, shall be deemed to be consideration for this grant of Restricted Stock. Participant acknowledges and agrees that (i) the Restricted Stock is nontransferable as provided in Section 5(b) hereof, (ii) the Restricted Stock is subject to forfeiture in the event of Participant's termination of employment in certain circumstances, as specified in Section 5(a) hereof, and
(iii) sales of shares of the Company's common stock, par value $0.10 per share ("Shares"), following the lapse of restrictions will be subject to the Company's policies regulating trading by employees as specified in Section 5(c) hereof.

2.       Nature of Award of Restricted Stock; Restricted Period.

         Each share of "Restricted Stock" granted hereunder represents the right to receive one share of the Company's Common Stock, which will be issued at the end of a specified "Restricted Period" and which right is subject to a risk of forfeiture and other conditions during such Restricted Period. The Restricted Period applicable to the Restricted Stock shall begin on the Grant Date and lapse as to thirty-three (33%) percent of the total number of shares of Restricted Stock on the first anniversary of the Grant Date, an additional thirty-three (33%) percent of the total number of shares of Restricted Stock on the second anniversary of the Grant Date and the remaining thirty-four (34%) percent of the total number of shares of Restricted Stock on the third anniversary of the Grant Date, provided, however, that the Restricted Period will lapse on an accelerated basis as provided in Section 5(a) and Section 8 hereof. Shares of Common Stock will be issued to Participant in settlement of Restricted Stock promptly following the lapse of the applicable Restricted Period. This award differs from some other awards of "restricted stock" which involve issuance of Shares at the beginning rather than the end of the restricted period; Participant has no voting rights or rights to actual dividends prior to the end of the Restricted Period.

3.       Acceptance of Award;  Administrator.

         Participant hereby accepts the grant of Restricted Stock, acknowledges receipt of this Agreement, and agrees to be bound by all the terms and provisions hereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board, the Compensation and Stock Option Committee of the Board (the "Committee"), or any person or committee designated by the Committee to administer this Agreement (the "Administrator").


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                     DATE OF RESTRICTED STOCK: June 2, 2005
                                AWARD NUMBER: ___



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4.       Participant's Account.

         Shares of Restricted Stock are bookkeeping units, and do not constitute ownership of Shares or any other equity security. The Company shall maintain a bookkeeping account for Participant (the "Account") reflecting the number of shares of Restricted Stock then credited to Participant hereunder as a result of this grant of Restricted Stock and any crediting of additional Restricted Stock to Participant pursuant to payments equivalent to dividends paid on Shares under
Section 7 ("Dividend Equivalents").

5. Risk of Forfeiture; Non-Transferability; Insider Trading Policy.

         (a) Risk of Forfeiture. In the event of a Termination of Employment of Participant, the Restricted Stock as to which the Restricted Period has not ended shall be forfeited; provided, however, that:

         (i) In the event of a Change of Control at or before Participant's Termination of Employment, this risk of forfeiture shall automatically lapse, and all Restricted Periods shall end, on all of Participant's Restricted Stock immediately prior to the Change of Control, so Participant's Restricted Stock will not be forfeited;

         (ii) In the event that Participant's Termination of Employment is due to death or "Disability," this risk of forfeiture shall automatically lapse, and all Restricted Periods shall end, on all of Participant's Restricted Stock, so Participant's Restricted Stock will not be forfeited;

         (iii) In the event that Participant's Termination of Employment is due to an involuntary termination by the Company for reasons other than "Cause" or by Participant for "Good Reason," the risk of forfeiture shall automatically lapse (i.e., Participant's Restricted Stock will not be forfeited); and

         (iv) The Committee may otherwise accelerate the date or dates as of which this risk of forfeiture and the Restricted Period shall lapse, subject to Section 6(c).

         For purposes of this Agreement, (A) "Termination of Employment" means a termination of employment with the Company or any subsidiary immediately after which the Participant is not employed by the Company or any subsidiary; and (B) "Cause," "Good Reason" and "Disability" shall have the meanings ascribed to such terms in the Employment Agreement by and between the Company and the Participant, dated as of May 18, 2005 (the "Employment Agreement").

         (b) Nontransferability. Restricted Stock and all related rights hereunder shall not be transferable or assignable by a Participant (subject to any exception approved by the Committee), other than by will or the laws of descent and distribution, and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, lien, or similar process.

         (c) Insider Trading Policy. After settlement of Restricted Stock and delivery of Shares under Section 6, Participant will be subject to restrictions on selling such Shares or otherwise disposing of them under the Company's policies regulating trading by employees and affiliates, as such policies may then be in effect. Such policies may specify "blackout" or other designated periods in which sales of Shares are not permitted or otherwise restrict such sales.

6.       Settlement.

         (a) Generally. Settlement of Restricted Stock shall occur upon the lapse of the Restricted Period applicable to the Restricted Stock. The Company may make delivery of Shares hereunder in settlement of Restricted Stock by either delivering one or more certificates representing such Shares to the Participant, registered in the name of the Participant (and any joint name, if so directed by the Participant), or by depositing such Shares into an account maintained for the Participant (or of which the Participant is a joint owner, with the consent of the Participant) established in connection with the Company's Employee Stock Purchase Program or another plan or arrangement providing for investment in Shares and under which the Participant's rights are similar in nature to those under a stock brokerage account. If the Company determines to settle Restricted Stock by making a deposit of



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Shares into such an account, the Company may settle any fractional Share of
Restricted Stock by means of such deposit. In other circumstances or if so determined by the Company, the Company shall instead pay cash in lieu of fractional Shares, on such basis as the Administrator may determine. In no event will the Company in fact issue fractional Shares.

         (b) Effect of Settlement. Upon settlement of the Restricted Stock, all obligations of the Company in respect of such Restricted Stock shall be terminated. Any shares delivered in settlement of Restricted Stock shall no longer be deemed Restricted Stock for purposes of this Agreement.

         (c) Avoidance of Constructive Receipt. Other provisions of this Agreement notwithstanding, if under U.S. federal income tax laws as presently in effect or hereafter amended (i) the timing of any settlement hereunder would result in the Participant's constructive receipt of income relating to the Restricted Stock prior to such settlement, the date of settlement will be the earliest date after the specified date of settlement that settlement can be effected without resulting in such constructive receipt; and (ii) any other rights of the Participant with respect to the Restricted Stock shall be automatically modified and limited to the extent necessary such that the Participant will not be deemed to be in constructive receipt of income relating to any portion of the Restricted Stock prior to such settlement.

7.       Dividend Equivalents and Adjustments.

         (a) Dividend Equivalents. If the Company pays a dividend or distribution on Shares, Participant shall be entitled to receive credit of equivalent cash amount on each share of Restricted Stock then credited to Participant's Account. Unless otherwise determined by the Committee, payment of all such amounts equivalent to dividends and distributions which would otherwise be payable to the Participant when, as, and if declared and paid on Shares, shall be deferred until and payable to the Participant when, as, and if the risk of forfeiture and other restrictions on the Restricted Stock lapse under Sections 2, 5(a) or 8 in the same proportion that the number of shares of Restricted Stock as to which the Restrictions have lapsed bears to the total number of shares of Restricted Stock. Unless otherwise determined by the Committee, all dividends and distributions referred to in the immediately preceding sentence, other than regular quarterly cash dividends (if any), shall be deemed reinvested in additional Restricted Stock at the Fair Market Value of Shares on the date when such dividends and distributions would be paid on Shares and such additional Restricted Stock shall be subject to the same risk of forfeiture and other restrictions and terms as apply to the original Restricted Stock. No interest will be credited on any cash amount (if any) of such dividends payable at the time of lapse of the risk of forfeiture and other restrictions. Such Restrictions shall lapse as to the shares of additional Restricted Stock in the same proportion that the number of shares of original Restricted Stock as to which the Restrictions have lapsed bears to the total number of shares of original Restricted Stock. The Administrator will determine all terms applicable to the deemed reinvestment of dividend equivalents hereunder. A Participant shall not be entitled to receive actual dividends in respect of Restricted Stock prior to the issuance of Shares in settlement thereof.

         (b) Adjustments. The number of shares of Restricted Stock credited to Participant's Account shall be adjusted by the Committee in order to reflect any large, special and non-recurring dividend or other distribution, recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event that affects the stock such that an adjustment is determined by the Committee to be appropriate. Any such adjustment shall be made taking into account any crediting of Restricted Stock to the Participant under Section 7(a) in connection with such transaction or event.

8.       Lapse of Restrictions on Change of Control.

         In the event of a Change of Control of the Company or Crosstown at a time that Participant is employed by the Company or any of its subsidiaries and at any time after the Grant Date, the Restricted Period applicable to the Restricted Stock shall expire immediately prior to the Change of Control. For purposes of this Agreement, a "Change of Control" of the Company shall have the meaning ascribed to such term in Section 6(b) of the Employment Agreement, and a "Change of Control" of Crosstown shall have the meaning ascribed to such term in
Section 6(d) of the Employment Agreement.



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9.       Tax Withholding.

         Unless otherwise determined by the Board or Committee, or unless the Participant has made other arrangements satisfactory to the Company to provide for payment of mandatory withholding taxes in advance of the settlement date applicable to the Restricted Stock (by such deadline as the Company may specify), the Company will withhold from the number of Shares to be delivered upon settlement a number of whole shares which has a Fair Market Value nearest to but not exceeding the amount of federal, state and local taxes required to be withheld as a result of such settlement. The Participant may elect such other methods of satisfying such withholding obligation as may be permitted under Rules and Regulations adopted by the Committee and in effect at the time of settlement, which may include the surrender of shares of the Company's common stock owned separately by Participant. In the case of the withholding or surrender of Shares to pay withholding taxes, the Shares withheld or the Shares surrendered will be valued at the Fair Market Value determined in accordance with procedures for valuing shares as set forth in Rules and Regulations adopted by the Committee and otherwise in effect at the time of settlement.

10.      Deferred Compensation Plan.

         Notwithstanding the foregoing, if Employee is eligible for and elects to defer any of the Restricted Stock pursuant to the Charming Shoppes Variable Deferred Compensation Plan for Executives, or a successor plan (the "Deferred Compensation Plan"), the terms of the Deferred Compensation Plan shall govern the timing of payment of vested Restricted Stock and dividend equivalents. The Company and Employee acknowledge and agree that if any provisions of this Agreement are subject to section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Company and Employee may take such actions as they mutually deem appropriate to modify the terms of this Agreement so as to comply with section 409A of the Code.

11.      Miscellaneous.

         This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Restricted Stock granted hereby, and supersedes any prior agreements or documents with respect to such Restricted Stock. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially and adversely affect the rights of Participant with respect to the Restricted Stock shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Participant.

         By accepting this grant of Restricted Stock, Participant agrees to the terms of this Agreement and agrees to be bound by all the terms and provisions of this Agreement (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee and the Administrator.


                                                          CHARMING SHOPPES, INC.


                                       BY:______________________________________
                                                            (Authorized Officer)

                                                                    PARTICIPANT:


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                                                              Steven A. Lightman



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